Exhibit 99.1

CTT Pharma Receives U.S. Patent Approval for Nicotine, Vitamins, and Caffeine Delivery Technology

NEWSWIRE – August 10, 2026 - CTT Pharmaceutical Holdings, Inc. (OTCQB:CTTH) is pleased to announce the company has been formally approved by the U.S. Patent Office for a continuation-in-part (CIP). A continuation-in-part (CIP) patent is a new application that repeats a substantial portion of an earlier “parent” application while adding brand new subject matter or improvements. The U.S. Patent Office has issued a patent number and will issue the patent on August 11, 2026. The CIP patent adds additional protection for nicotine, vitamins, and caffeine utilizing our micelle delivery technology. This new patent allows CTT Pharma the ability to use our technology to make dissolvable strips, gum, pouches, lozenges, and dissolving tablets. CTT will continue to spend time strengthening our patent portfolio as the company believes patents are an important aspect of the business.

About CTT Pharmaceutical Holdings, Inc.

CTT Pharmaceutical Holdings, Inc. is a pharmaceutical technology company specializing in oral drug delivery systems designed to provide rapid onset, enhanced patient convenience, and efficient absorption. The Company’s patented micelle based thin film platform is intended to offer a novel alternative to traditional dosage forms across pharmaceutical, therapeutic, and nutraceutical markets. CTT is focused on integrating scientific validation, scalable manufacturing, and regulatory preparedness to support long-term growth and product innovation.

Forward-Looking Statements

Forward-looking statements include statements regarding the Company’s plans, objectives, expectations, and intentions, including potential future business operations. Words such as anticipate, believe, continue, could, estimate, expect, intend, may, plan, potential, predict, should, will, would and similar expressions identify forward-looking statements. These statements are based on management’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Important factors that could cause such differences include, but are not limited to: the timing and outcome of a potential partnership. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

CTT Pharmaceutical Holdings, Inc.
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